Exhibit 99.9
REVOCABLE PROXY
ATLANTIC COAST FEDERAL CORPORATION
SPECIAL MEETING OF STOCKHOLDERS
                    , 2010
     The undersigned hereby appoints the proxy committee of the board of directors of Atlantic Coast Federal Corporation, a Federal corporation, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Atlantic Coast Federal Corporation that the undersigned is entitled to vote at the Special Meeting of Stockholders (“Special Meeting”) to be held at the main office of Atlantic Coast Bank, 505 Haines Avenue, Waycross, Georgia 31501, at ___:00 p.m., Eastern Time, on _________, 2010. The proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

			FOR	AGAINST	ABSTAIN
1.	The approval of a plan of conversion and reorganization pursuant to which: (a) Atlantic Coast Federal, MHC and Atlantic Coast Federal Corporation will convert and reorganize from the mutual holding company structure to the stock holding company structure; (b) Atlantic Coast Financial Corporation, a Maryland corporation, will become the holding company for Atlantic Coast Bank; (c) the outstanding shares of Atlantic Coast Federal Corporation, other than those held by Atlantic Coast Federal, MHC, will be converted into shares of common stock of Atlantic Coast Financial Corporation; and (d) Atlantic Coast Financial Corporation will offer shares of its common stock for sale in a subscription offering, and, if necessary, a community offering and/or syndicated community offering;		☐	☐	☐

2.	The approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the plan of conversion and reorganization;		☐	☐	☐

3.	The following informational proposals:
	3a.	Approval of a provision in Atlantic Coast Financial Corporation’s articles of incorporation requiring a super-majority vote of stockholders to approve certain amendments to Atlantic Coast Financial Corporation’s articles of incorporation;	☐	☐	☐

	3b.	Approval of a provision in Atlantic Coast Financial Corporation’s articles of incorporation requiring a super-majority	☐	☐	☐

		FOR	AGAINST	ABSTAIN
vote of stockholders to approve stockholder-proposed amendments to Atlantic Coast Financial Corporation’s bylaws;

3c.	Approval of a provision in Atlantic Coast Financial Corporation’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of Atlantic Coast Financial Corporation’s outstanding voting stock; and	☐	☐	☐
Such other business as may properly come before the meeting.
The Board of Directors recommends a vote “FOR” each of the above-listed proposals.
VOTING FOR APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION WILL ALSO INCLUDE APPROVAL OF THE EXCHANGE RATIO, THE ARTICLES OF INCORPORATION AND BYLAWS OF ATLANTIC COAST FINANCIAL CORPORATION (INCLUDING THE ANTI-TAKEOVER/LIMITATIONS ON STOCKHOLDER RIGHTS PROVISIONS AND THE ESTABLISHMENT OF A LIQUIDATION ACCOUNT FOR THE BENEFIT OF ELIGIBLE STOCKHOLDERS OF ATLANTIC COAST BANK) AND THE AMENDMENT TO ATLANTIC COAST BANK’S CHARTER TO PROVIDE FOR RESTRICTIONS ON THE OWNERSHIP OF MORE THAN 10% OF ATLANTIC COAST BANK’S COMMON STOCK AND A LIQUIDATION ACCOUNT FOR ELIGIBLE DEPOSITORS.
THE PROVISIONS OF ATLANTIC COAST FINANCIAL CORPORATION’S ARTICLES OF INCORPORATION THAT ARE SUMMARIZED AS INFORMATIONAL PROPOSALS 3A THROUGH 3C WERE APPROVED AS PART OF THE PROCESS IN WHICH THE BOARD OF DIRECTORS OF ATLANTIC COAST FEDERAL CORPORATION APPROVED THE PLAN OF CONVERSION AND REORGANIZATION. THESE PROPOSALS ARE INFORMATIONAL IN NATURE ONLY, BECAUSE THE OFFICE OF THRIFT SUPERVISION’S REGULATIONS GOVERNING MUTUAL-TO-STOCK CONVERSIONS DO NOT PROVIDE FOR VOTES ON MATTERS OTHER THAN THE PLAN. WHILE WE ARE ASKING YOU TO VOTE WITH RESPECT TO EACH OF THE INFORMATIONAL PROPOSALS LISTED ABOVE, THE PROPOSED PROVISIONS FOR WHICH AN INFORMATIONAL VOTE IS REQUESTED WILL BECOME EFFECTIVE IF STOCKHOLDERS APPROVE THE PLAN, REGARDLESS OF WHETHER STOCKHOLDERS VOTE TO APPROVE ANY OR ALL OF THE INFORMATIONAL PROPOSALS.
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED FOR ONE OR MORE PROPOSALS, THIS PROXY, IF SIGNED, WILL BE VOTED FOR THE UNVOTED PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
     Should the above-signed be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of Atlantic Coast Federal Corporation at the Special Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of Atlantic Coast Federal Corporation at the address set forth on the Notice of Special Meeting of Stockholders, or by the filing of a later-dated proxy prior to a vote being taken on a particular proposal at the Special Meeting.
     The above-signed acknowledges receipt from Atlantic Coast Federal Corporation prior to the execution of this proxy of a Notice of Special Meeting and the enclosed proxy statement/prospectus dated                                         , 2010.

Dated: , 2010	☐ Check Box if You Plan to Attend the Special Meeting

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER
     Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.
Please complete, sign and date this proxy card and return it promptly in the enclosed postage-prepaid envelope.